FIRST AMENDMENT TO

10% OID PROMISSORY NOTE

This First Amendment to the 10% OID Promissory Note (this “Amendment”) is entered into on October 31, 2023 (the “Execution Date”) and effective as of October 23, 2023 (the “Effective Date”) by and between Healthy Extracts, Inc., a Nevada corporation (the “Borrower”), and Sixth Borough Capital Fund, LP (the “Holder”) (individually a “Party,” and collectively the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Securities Purchase Agreement dated as of January 24, 2023 (the “Agreement”);

WHEREAS, the Borrower executed a 10% OID Promissory Note in favor of Holder in the original principal amount of $111,111 and an Original Issue Date of January 23, 2023, pursuant to the Agreement (the “Note”);

WHEREAS, Capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement, Note, or other documents executed in connection therewith; and

WHEREAS, the Parties desire to amend the Note as set forth herein.

NOW THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follow:

AGREEMENT

1.Effective as of the Effective Date, the Maturity Date (as defined the Note) is hereby extended from October 23, 2023 to April 23, 2024 (the “Maturity Date Extension”).

2.As consideration for the Maturity Date Extension, effective as of the Effective Date, the Original Issue Discount is increased from ten percent (10%) (or $11,111) to twenty percent (20%) (or $22,222).

3.Except as set forth in this Amendment, the terms and conditions of the Note shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment on the Execution Date.

“Borrower”		“Holder”

Healthy Extracts, Inc.,		Sixth Borough Capital Fund, LP

/s/ Kevin “Duke” Pitts		/s/ Robert D. Keyser, Jr.
By:	Kevin “Duke” Pitts	By:	Robert D. Keyser, Jr.
Its:	President	Its:	President